EXHIBIT G(3)

APPENDIX "B"

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK AND EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF SEPTEMBER 14, 2000

The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of December 1, 1994 (the "Custodian Agreement"):

A.	Additional Custodians
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH
	Chemical Bank, N.A.	Third Party Repurchase Agreements*
	Citibank, N.A.	Global Bond Certificates**

____________________________
* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

Fund	Portfolio
Fidelity Institutional Cash Portfolios	U.S. Treasury Portfolio II
Fidelity Hereford Street Trust	Spartan Money Market Fund
Fidelity Select Portfolios	Money Market Portfolio
Fidelity Union Street Trust II	Fidelity Daily Income Trust
Spartan World Money Market Fund
Fidelity Phillips Street Trust	Fidelity Cash Reserves

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for
Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C. Foreign Subcustodians:

Country	Foreign Subcustodian	Depository
Argentina	BankBoston, N.A., Buenos Aires	Caja de Valores, S.A.
Central de Registracion y
Liquidacion de Instrumentos de
Endendamiento Publico (CRYL)
Banco Rio de la Plata S.A., Buenos Aires
Australia	Australia and New Zealand Banking	Austraclear Limited
Group Ltd. (ANZ), Melbourne
	National Australia Bank Ltd., Melbourne	The Reserve Bank Information and
	Commonwealth Custodian Services Limited	Transfer System (RITS)
The Clearing House Electronic
Sub-register system
Austria	Creditanstalt - Bankverein,	Osterreichische Kontrollbank
	Vienna	Aktiengesellschaft (OEKB)
Bahrain	British Bank of the Middle East (BBME)
Bangladesh	Standard Chartered Bank PLC, Dhaka	None
Belgium	Banque Bruxelles Lambert,	Caisse Interprofessionnelle de Depot
	Brussels	et de Virement de Titres (CIK);
Banque Nationale de Belgique
Bermuda	Bank of Bermuda Ltd. (BBL)
Botswana	Stanbic Bank Botswana Ltd., Gabarone	None
Barclays Bank of Botswana Ltd.
Brazil	BankBoston, N.A.,	Sao Paulo Stock Exchange
	Sao Paulo	(BOVESPA/CALISPA); Sistema
Especial de Liquidacao e Custodia
(SELIC);
Rio de Janeiro Exchange (BVRJ);
Camara de Liquidacao e Custodia
S.A (CLC);
Central de Custodia e Liquidacao
Financeira de Titulos (CETIP)
Companhia Brasleira de Liquidacao e Custodia
Bulgaria	ING Bank N.V. (ING)	The Central Depository AD (and)
Bulgarian National Bank
Canada	Royal Bank of Canada	Canadian Depository for Securities,
Ltd. (CDS)
Chile	BankBoston, N.A., Santiago	Deposito Central de Valores, S.A. (DCV)
China- Shanghai	Standard Chartered Bank, Shanghai	Shanghai Securities Central Clearing
& Registration Corp. (SSCCRC)
China- Shenzhen	Standard Chartered Bank, Shenzhen	Shenzhen Securities Central Clearing
Co. (SSCC)
Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria,	Deposito Central de Valores (DCV);
	Bogota	Deposito Centralizado de Valores
(DECEVAL)
Cyprus	Bank of Cyprus
Czech Republic	Ceskoslovenska Obchodnibanka,	Securities Center (SCP);
	S.A., Prague	Czech National Bank
Denmark	Den Danske Bank, Copenhagen	Vaerdipapircentralen-VP Center
Ecuador	Citibank, N.A., Quito	None
Egypt	Citibank, N.A., Cairo	Misr for Clearing, Settlement &
Depository (MCSD)
Finland	Merita Bank Ltd., Helsinki	Finnish Central Securities
Depository Limited (CSD)
France	Banque Paribas, Paris	SICOVAM;
Banque de France
Credit Commercial de France, Paris
Germany	Dresdner Bank AG, Frankfurt	Deutsche Borse Clearing (DBC)
Ghana	Merchant Bank (Ghana) Ltd., Accra	None
Barclays Bank of Ghana Limited
Greece	Paribas - Athens	Apothetirio Titlon A.E.
The Bank of Greece
Hong Kong	The Hongkong & Shanghai Banking	Central Clearing & Settlement
System (CCASS)
The Central Money Markets Unit
(CMU)
Hungary	Citibank Budapest Rt.	Central Depository & Clearing House
(Budapest) Ltd. (KELER Ltd.)
India	Hongkong & Shanghai Banking Corp. Ltd.,	National Securities Depository
	Mumbai	Limited (NSDL)
	Deutsche Bank AG, Mumbai	Reserve Bank of India
Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,	None
	Jakarta	Bank Indonesia
Ireland	Allied Irish Banks, plc., Dublin	Gilt Settlement Office (GSO);
CREST
Israel	Bank Leumi Le-Israel, B.M., Tel Aviv	Tel-Aviv Stock Exchange
(TASE) Clearinghouse Ltd.
Italy	Banca Commerciale Italiana, Milan	Monte Titoli S.p.A.;
	Banque Paribas, Milan	Banca d'Italia
Ivory Coast	Societe Generale de Banques
en Cote d'Ivoire, Abidjan
Japan	Yasuda Trust & Banking Co. Ltd.	Japan Securities Depository Center
	Fuji Bank, Ltd., Tokyo	(JASDEC);
	Bank of Tokyo - Mitsubishi, Ltd., Tokyo	Bank of Japan
Jordan	British Bank of the Middle East, Jordan, Amman	None
Kenya	Stanbic Bank Kenya Ltd., Nairobi	The Central Bank of Kenya
Barclays Bank of Kenya Ltd.
Lebanon	British Bank of the Middle East, Beirut	Midclear
The Central Bank of Lebanon
Luxembourg	Banque Internationale a Luxembourg, Luxembourg	None
Banque et Caisse d'Epargne de l'Etat Luxembourg,
Luxembourg
Malaysia	Hongkong Bank Malaysia Berhad,	Malaysian Central Depository Sdn.
	Kuala Lumpur	Bhd. (MCD)
Mauritius	HongKong & Shanghai Banking Corp., Ltd.	The Central Depository &
	Port Louis	Settlement Co. Ltd. (CDS)
Mexico	Banco Nacional de Mexico S.A., Mexico, D.F.	Institucion para el Deposito de
Valores- S.D. INDEVAL, S.A. de
C.V.
Morocco	Banque Commerciale du Maroc, Casablanca	MAROCLEAR
Namibia	Standard Bank Namibia Ltd., Windhoek	None
Netherlands	MeesPierson N.V.	Nederlands Centraal Instituut voor
Giraal Effectenverkeer BV
(NECIGEF)/KAS Associatie, N.V.
(KAS)
New Zealand	Australia and New Zealand Banking	New Zealand Securities Depository
	Group Ltd. (ANZ)	Limited (NZCDS)
Norway	Den norske Bank, Oslo	Verdipapirsentralen (VPS)
Oman	British Bank of the Middle East (BBME)	Muscat Securities Market
The Central Depository Company of
Pakistan
Pakistan	Standard Chartered Bank, Karachi	State Bank of Pakistan
Peru	Citibank, N.A., Lima	Caja de Valores (CAVAL)
Banco Central de Reserva del Peru
Philippines	Hongkong & Shanghai Banking Corp. Ltd.,	The Philippines Central Depository
Registry of Scripless Securities
	Manila	Inc. (PCD)
Poland	Bank Handlowy W. Warzawie, S.A., Warsaw	National Depository of Securities;
National Bank of Poland
Portugal	Banco Comercial Portugues, S.A.,	Central de Valores Mobiliaros
	Lisbon	(Interbolsa)
Romania	ING Bank N.V., Bucharest	National Company for Clearing,
Settlement & Depository for
Securities (SNCDD)
Bucharest Stock Exchange (BSE)
National Bank of Romania
Russia	Credit Suisse First Boston (Moscow) Ltd.	Moscow Interbank Currency
Exchange Clearinghouse (MICEX)
United Export Bank, Moscow
National Depository Center
Rosvneshtorgbank
Singapore	United Overseas Bank, Singapore	Central Depository Pte Ltd. (CDP)
	The Development Bank of Singapore Ltd.,	Monetary Authority of Singapore
Singapore
Slovak Republic	Ceskowslovenska Obchodna Banka, A.S.,	Stredisko Cennych Papierov (SCP);
	Bratislava	National Bank of Slovakia (NBS)
Slovenia	Banka Creditanstalt D.D., Ljubljana	Central Klirnisko Depotna
Druzba d.d. (KDD)
South Africa	Standard Bank of South Africa Ltd.,	Central Depository (Pty) Ltd. (CD)
	Johannesburg	STRATE
Standard Corporate & Merchant Bank
South Korea	Standard Chartered Bank, Seoul	Korean Securities Depository (KSD)
Spain	Banco Bilbao Vizcaya,	Servicio de Compensación y
	Madrid	Liquidación de Valores (SCLV);
Banco de Espana
Sri Lanka	Standard Chartered Bank, Colombo	Central Depository System, (Pvt)
Limited (CDS)
Swaziland	Stanbic Bank Swaziland Ltd., Mbabane	None
Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepappercentralen VPC AB
Switzerland	Bank Leu Ltd., Zurich	Schweizerische Effecten- Giro A. G.
	Union Bank of Switzerland, Zurich	(SEGA)
Credit Suisse First Boston
Taiwan	Hongkong and Shanghai Banking Corp., Ltd.,	Taiwan Securities Central Depository
Central Bank of China
	Taipei	Co., Ltd., (TSCD)
Thailand	Standard Chartered Bank, Bangkok	Thailand Securities Depository
Company (TSD)
Bangkok Bank Public Company
Limited, Bangkok
Transnational		Cedel Bank Societe Anonyme,
Luxembourg
Euroclear Clearance System
Societe Cooperative, Belgium
Turkey	Citibank, N.A., Instanbul	Takas ve Saklama A.S., (TvS);
	Osmanli Bankasi A.S.	Central Bank of Turkey
(Ottoman Bank) Instanbul
United Kingdom	The Bank of New York, London	Central Gilts Office (CGO)
Central Moneymarkets Office (CMO)
CREST
Uruguay	BankBoston, N.A., Montevideo	None
Venezuela	Citibank, N.A., Caracas	The Caja Venezolana de Valores
(CVV)
Central Bank of Venezuela
Zambia	Stanbic Bank Zambia Ltd., Lusaka	Lusaka Stock Exchange
	Barclays Bank of Zambia Ltd.	Bank of Zambia
Zimbabwe	Stanbic Bank Zimbabwe Ltd., Harare	None
Barclays Bank of Zimbabwe Ltd.
\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX "A" TO THE CUSTODIAN AGREEMENT, ON BEHALF OF EACH OF THEIR RESPECTIVE PORTFOLIOS

BY: /S/JOHN COSTELLO______________
NAME: JOHN COSTELLO_____________
TITLE: ASSISTANT TREASURER_______